Exhibit 99.2

B. Riley Financial Shares Preliminary Fourth Quarter and Full Year 2024 Results and Financial Estimates and Business Update for First Half 2025

First Half 2025 Net Income Available to Common Shareholders Expected to be in the Range of $125.0 Million to $145.0 Million, or $4.08 to $4.74 Diluted Net Income per Common Share

As of June 30, 2025, Estimated Cash of $268 Million, Total Debt of $1.46 Billion, and Net Debt in the Range of $809 Million to $839 Million; Total Debt Estimated to Have Decreased by $600 Million from September 30, 2024; Net Debt Estimated to Have Decreased by $544 Million to $574 Million from September 30, 2024

Preliminary Year-End 2024 Net Loss Available to Common Shareholders is $772.3 Million, or $25.46 Diluted Net Loss per Common Share

LOS ANGELES, August 13, 2025 – B. Riley Financial, Inc. (NASDAQ: RILY) (“BRF” or the “Company”), a diversified financial services company, today is providing preliminary fourth quarter and full year 2024 results and financial estimates, and a business update for the first half of 2025, ended June 30, 2025.

First Half 2025 Highlights

●	Executed B. Riley Securities (“BRS”) carve out in March 2025, aligning capital and management to serve clients. Partnered with BRS to provide clients timely, flexible capital through variable rate transactions and funding for emerging client priorities in AI investments.

●	BRS business highlights include: acting as the lead left book-runner on an AI infrastructure provider’s IPO; joint lead placement on a fabless semiconductor company’s capital raise; the sole bookrunner for an Ethereum treasury company’s equity raises across two transactions; and capital provider as part of a successful variable rate transaction for a digital infrastructure company.

●	Total Company debt reduction from September 30, 2024 to June 30, 2025 is estimated to be $600 million. As of June 30, 2025, estimated net debt (7) ranges from $809 million to $839 million and cash, cash equivalents and restricted cash of $268 million.

●	Realized cash proceeds from business sales of approximately $187 million from the sales of GlassRatner and Atlantic Coast Recycling.

●	Bond exchanges achieved approximately $126 million of debt reduction through five bond exchanges through July 2025.

www.brileyfin.com | NASDAQ: RILY	1

●	Secured $160 million senior facility with Oaktree Capital Management (“Oaktree”), which was paid down to $62.5 million along with an amendment to the senior facility to provide substantially increased flexibility.

●	Earned approximately $29 million in profits from the Company’s equity participation in the JOANN’s liquidation.

●	Hired new B. Riley Financial Chief Financial Officer, Scott Yessner, and added resources to support SEC filings.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley, commented: “We have taken aggressive, decisive and necessary action over the last year to align our balance sheet while continuing to invest in our business and operations. As we look forward, we are laser focused on our financial services businesses, which have seen increasing momentum facilitated by cash flows from our Telecom businesses.

“As demonstrated by the Great American transaction last year, and our subsequent JOANN’s liquidation equity investment, our strategic objective is to maintain both economic and business relationship upside throughout the process of rightsizing our balance sheet.

Scott Yessner, Chief Financial Officer of B. Riley, commented: “Our team has worked tirelessly through a complex audit, challenging operating environment, and delays outside their control. We are in the final stages of documenting the 2024 audit and will file the 10-K shortly. We added a national accounting firm to provide staff augmentation across multiple departments in accounting and financial operations in early July. With our combined teams, we have been documenting our 1st quarter and 2nd quarter filings during the 2024 10-K process. We expect to file both 10-Qs in 30 to 45 days after the 10-K.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley, commented: “As exemplified in the B. Riley Securities recent announcement, many of our operating businesses continue to generate meaningful results. Separately, we will continue to ensure we have the best resources in place, assessing opportunities across our portfolio to invest and support our operating companies and balance the Company’s operational footprint.”

Summary of Preliminary Unaudited Estimates for the Six-Months Ended June 30, 2025

●	Net income is expected to range from $125.0 million to $145.0 million, which includes estimated gains on sale of $53 million from Atlantic Coast Recycling, $66 million from GlassRatner, and $55 million on senior note exchanges.

●	Net income from continuing operations is expected to range from $52.4 million to $72.4 million, which includes estimated gains on sale of $53 million from Atlantic Coast Recycling and $55 million on senior note exchanges..

●	Net income from discontinued operations is estimated to be $73.0 million, which includes estimated gains on sale of $66 million from GlassRatner.

●	Revenue is expected to range from $405.0 million to $425.0 million.

●	Operating adjusted EBITDA (4) from continuing operations is expected to range from $20.0 million to $26.0 million.

●	Debt is estimated to be $1.46 billion, with estimated net debt (7) ranging from $809.0 million to $839.0 million.

●	Cash, cash equivalents, and restricted cash are estimated to be $268.0 million. Securities and other investments owned, at fair value is expected to range from $231.0 million to $251.0 million. Total investments (6) are expected to range from $310.0 million to $340.0 million.

www.brileyfin.com | NASDAQ: RILY	2

●	Basic and diluted earnings per common share (EPS) are expected to range from $4.10 and $4.75, and from $4.08 and $4.74, respectively.

Preliminary Year-End 2024 Summary

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except for share data)	2024	2023	2024	2023

Net income (loss) available to common shareholders	$877	$(91,638)	$(772,334)	$(107,967)

Basic income (loss) per common share	$0.03	$(3.03)	$(25.46)	$(3.69)
Diluted income (loss) per common share	$0.03	$(3.03)	$(25.46)	$(3.69)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023

Operating Revenues (1)	$278,733	$363,602	$1,242,402	$1,453,114
Investment (Loss) Gains (2)	(77,358)	(49,768)	(403,805)	12,663
Total Revenues	$201,375	$313,834	$838,597	$1,465,777

Operating Adjusted EBITDA (4)	$21,489	$59,091	$126,399	$274,576
Investment Adjusted EBITDA (5)	(129,048)	(132,740)	(669,196)	(150,706)
Total Adjusted EBITDA (3)	$(107,559)	$(73,649)	$(542,797)	$123,870

●	Net loss applicable to common shareholders was $772.3 million due primarily to write downs of $510.0 million related to the equity investment in Freedom VCM Holdings LLC and loan receivable from Vintage Capital Management and impairment of goodwill and other intangible assets of $105.4 million.

●	Operating adjusted EBITDA (4) from continuing operations decreased 54.0% to $126.4 million, compared to $274.6 million in 2023.

●	Debt was $1.77 billion and net debt (7) was $1.06 billion at year end 2024, compared to $2.36 billion and $0.76 billion at year end 2023, respectively.

●	Cash, cash equivalents, and restricted cash increased 13.7% to $255.4 million at year end 2024 compared to $224.6 million at year end 2023, securities and other investments owned, at fair value decreased 65.1% to $282.3 million compared to $809.0 million at year end 2023, and total investments (6) decreased 67.3% to $432.6 million at year end 2024 compared to $1.32 billion at year end 2023.

www.brileyfin.com | NASDAQ: RILY	3

Preliminary Fourth Quarter 2024 Summary

●	Net income available to common shareholders was $0.9 million, an increase from the 4th quarter 2023 net loss available to common shareholders of $91.6 million.

●	Operating adjusted EBITDA (4) from continuing operations decreased 63.6% to $21.5 million, compared to $59.1 million in the 4th quarter 2023.

Additional Updates

Oaktree Capital Management Financing: The Company amended its senior secured credit agreement with funds managed by Oaktree to provide incremental flexibility, including:

●	A new investment basket that enables an incremental $100 million to facilitate transactions using the Company’s balance sheet;

●	A $30 million investment basket for parent company investments upsized from $20 million; and

●	The ability to deploy up to $25 million of cash to reduce other indebtedness through potential repurchases of the Company’s unsecured notes.

In February 2025, the Company entered into its initial senior secured credit agreement with Oaktree, a portion of which was used to retire its existing debt under the Nomura senior secured credit agreement, with the remaining funds used for general working capital.

The Preliminary Fourth Quarter, Full Year 2024, and First Half 2025 update are not a comprehensive statement of the Company’s financial results, and are unaudited and subject to change.

About B. Riley Financial

B. Riley Financial (BRF) is a diversified financial services company that through its operating entities or affiliates deliver tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. BRF leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its subsidiaries and affiliated entities, BRF provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, appraisal and valuation, auction, and liquidation services. BRF opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. BRF refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com. For more information, please visit www.brileyfin.com.

www.brileyfin.com | NASDAQ: RILY	4

Footnotes

See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. For a reconciliation of Adjusted EBITDA, and Operating Adjusted EBITDA to the comparable GAAP financial measures, please see the Appendix hereto.

(1) Operating Revenues is defined as the sum of (i) service and fees, (ii) interest income – loans, (iii) interest Income - securities lending, (iv) fixed income spread, and (v) sales of goods.

(2) Investment Gains (Losses) is defined as sum of (i) trading income (loss) and (ii) fair value adjustments on loans less fixed income spread.

(3) Adjusted EBITDA includes earnings from continuing operations before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain or loss on extinguishment of loans, gain on bargain purchase, impairment of goodwill and tradenames, and transaction related and other costs.

(4) Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) trading income (loss) net of fixed income spread, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments, and (iv) other investment-related expenses.

(5) Investment Adjusted EBITDA is defined as the sum of (i) trading income (loss) net of fixed income spread, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments, and (iv) other investment-related expenses.

(6) Total Investments is defined as the sum of (a) securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments from continuing operations, (b) loans receivable, at fair value net of loan participations sold, and (c) other investments reported in prepaid and other assets.

(7) Net Debt is defined as the sum of (a) term loans, net, (b) senior notes payable, net, (c) revolving credit facility, and (d) notes payable, net of (i) cash and cash equivalents, net of noncontrolling interest, (ii) restricted cash, (iii) due from clearing brokers net of due to clearing brokers, and (iv) Total Investments.

www.brileyfin.com | NASDAQ: RILY	5

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, Operating Adjusted EBITDA, Investment Adjusted EBITDA, Operating Revenues, Investment Gains (Losses), Total Investments, and Net Debt, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of Adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, gain on bargain purchase, impairment of goodwill and tradenames, stock-based compensation and transaction and other expenses, (ii) excluding in the case of Operating Adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) net of fixed income spread, fair value adjustments on loans, realized and unrealized gains (losses) on investments, and other investment related expenses, (iii) including in the case of Investment Adjusted EBITDA, trading income (losses) net of fixed income spread, fair value adjustments on loans, realized and unrealized gains (losses) on investments, and other investment related expenses, (iv) excluding in the case of Operating Revenues, trading income (loss) and fair value adjustments on loans less fixed income spread, (v) including in the case of Investment Gains (Losses), the aforementioned excluded items of Operating Revenues, (vi) including in the case of Total Investments, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments from continuing operations, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, (vii) including in the case of Net Debt, term loans, net, senior notes payable, net, revolving credit facility, and notes payable net of (a) cash and cash equivalents, net of noncontrolling interest, (b) restricted cash, (c) due from clearing brokers net of due to clearing brokers, and (d) aforementioned included items of Total Investments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except par value)

	December 31,	December 31,
	2024	2023

Assets
Assets
Cash and cash equivalents	$154,877	$222,690
Restricted cash	100,475	1,875
Due from clearing brokers	30,713	51,334
Securities and other investments owned, at fair value	282,325	809,049
Securities borrowed	43,022	2,870,939
Accounts receivable, net of allowance for credit losses of $10,073 and $7,175 as of December 31, 2024 and December 31, 2023, respectively	88,384	101,036
Due from related parties	162	172
Loans receivable, at fair value (includes $51,902 and $378,768 from related parties as of December 31, 2024 and December 31, 2023, respectively)	90,103	532,419
Prepaid expenses and other assets (includes $3,449 and $11,802 from related parties as of December 31, 2024 and December 31, 2023, respectively)	252,344	241,862
Operating lease right-of-use assets	53,767	87,167
Property and equipment, net	18,954	25,206
Goodwill	423,136	466,638
Other intangible assets, net	146,885	198,245
Deferred income taxes	13,393	33,631
Assets held for sale	84,723	—
Assets of discontinued operations	—	438,341
Total assets	$1,783,263	$6,080,604
Liabilities and Equity (Deficit)
Liabilities
Accounts payable	$52,564	$43,992
Accrued expenses and other liabilities	203,196	252,876
Deferred revenue	58,153	70,575
Deferred income taxes	5,462	—
Due to related parties and partners	3,404	2,480
Securities sold not yet purchased	5,675	8,601
Securities loaned	27,942	2,859,306
Operating lease liabilities	61,038	98,088
Notes payable	28,021	19,391
Loan participations sold	6,000	—
Revolving credit facility	16,329	43,801
Term loans, net	199,429	625,151
Senior notes payable, net	1,530,561	1,668,021
Liabilities held for sale	41,505	—
Liabilities of discontinued operations	—	28,756
Total liabilities	2,239,279	5,721,038

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,563 issued and outstanding as of December 31, 2024 and December 31, 2023; liquidation preference of $114,082 as of December 31, 2024 and December 31, 2023.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 30,499,931 and 29,937,067 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	3	3
Additional paid-in capital	589,387	572,170
Accumulated deficit	(1,070,996)	(281,285)
Accumulated other comprehensive (loss) income	(6,569)	229
Total B. Riley Financial, Inc. stockholders’ equity (deficit)	(488,175)	291,117
Noncontrolling interests	32,159	68,449
Total equity (deficit)	(456,016)	359,566
Total liabilities and equity (deficit)	$1,783,263	$6,080,604

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Preliminary Consolidated Statement of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Services and fees (includes $18,575 and $6,143 for the years ended December 31, 2024 and 2023 from related parties, respectively)	$214,534	$236,569	$875,480	$898,750
Trading (loss) income	(6,781)	(10,120)	(57,007)	21,603
Fair value adjustments on loans (includes $(328,671) and $(36,788) for the years ended December 31, 2024 and 2023 from related parties, respectively)	(66,238)	(31,398)	(325,498)	20,225
Interest income - loans (includes $33,186 and $26,563 for the years ended December 31, 2024 and 2023 from related parties, respectively)	2,247	20,709	54,141	123,244
Interest income - securities lending	1,248	42,072	70,862	161,652
Sale of goods	56,365	56,002	220,619	240,303
Total revenues	201,375	313,834	838,597	1,465,777
Operating expenses:
Direct cost of services	45,893	57,692	213,901	214,065
Cost of goods sold	48,737	43,346	167,634	172,836
Selling, general and administrative expenses	188,180	190,371	759,777	764,926
Restructuring charge	597	1,182	1,522	2,131
Impairment of goodwill and other intangible assets	77,692	33,100	105,373	70,333
Interest expense - Securities lending and loan participations sold	1,073	38,863	66,128	145,435
Total operating expenses	362,172	364,554	1,314,335	1,369,726
Operating (loss) income	(160,797)	(50,720)	(475,738)	96,051
Other income (expense):
Interest income	712	420	3,621	3,875
Dividend income	323	3,206	4,462	12,747
Realized and unrealized losses on investments	(51,324)	(85,033)	(263,686)	(162,053)
Change in fair value of financial instruments and other	3,987	—	4,614	(3,998)
Gain on bargain purchase	—	15,903	—	15,903
Income (loss) from equity method investments	19	23	31	(152)
Loss on extinguishment of debt	(12,945)	—	(18,725)	(5,409)
Interest expense	(31,113)	(37,610)	(133,308)	(156,240)
Loss from continuing operations before income taxes	(251,138)	(153,811)	(878,729)	(199,276)
(Provision for) Benefit from income taxes	(4,210)	42,160	(22,125)	39,115
Loss from continuing operations	(255,348)	(111,651)	(900,854)	(160,161)
Income from discontinued operations, net of income taxes	249,742	21,987	125,915	54,530
Net loss	(5,606)	(89,664)	(774,939)	(105,631)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(8,498)	(41)	(10,665)	(5,721)
Net income (loss) attributable to B. Riley Financial, Inc.	2,892	(89,623)	(764,274)	(99,910)
Preferred stock dividends	2,015	2,015	8,060	8,057
Net income (loss) available to common shareholders	$877	$(91,638)	$(772,334)	$(107,967)

Basic and diluted income (loss) per common share:
Continuing operations	$(8.16)	$(3.67)	$(29.67)	$(5.38)
Discontinued operations	8.19	0.64	4.21	1.69
Basic and diluted income (loss) per common share	$0.03	$(3.03)	$(25.46)	$(3.69)

Weighted average basic and diluted common shares outstanding	30,499,931	30,248,946	30,336,274	29,265,099

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Preliminary Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to B. Riley Financial, Inc.	$2,892	$(89,623)	$(764,274)	$(99,910)
Income from discontinued operations, net of income taxes	249,742	21,987	125,915	54,530
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	8,498	41	10,665	5,721
Loss from continuing operations	(255,348)	(111,651)	(900,854)	(160,161)
Adjustments:
Net loss attributable to noncontrolling interests	8,523	2,730	8,920	10,779
Provision for (benefit from) income taxes	4,210	(42,160)	22,125	(39,115)
Interest expense	31,113	37,610	133,308	156,240
Interest income	(712)	(420)	(3,621)	(3,875)
Share based payments	2,245	9,287	18,449	42,553
Depreciation and amortization	11,278	11,462	45,312	49,203
Restructuring charge	597	1,182	1,522	2,131
Gain on bargain purchase	—	(15,903)	—	(15,903)
Loss on extinguishment of loans	12,945	—	18,725	5,409
Impairment of goodwill and other intangible assets	77,692	33,100	105,373	70,333
Transactions related costs and other	(102)	1,114	7,944	6,276
Total EBITDA adjustments	147,789	38,002	358,057	284,031
Adjusted EBITDA	$(107,559)	$(73,649)	$(542,797)	$123,870

Operating EBITDA Adjustments:
Trading loss (income)	6,781	10,120	57,007	(21,603)
Fair value adjustments on loans	66,238	31,398	325,498	(20,225)
Realized and unrealized losses on investments	51,324	85,033	263,686	162,053
Fixed income spread	4,339	8,250	21,300	29,165
Other investment related expenses	366	(2,061)	1,705	1,316
Total Operating EBITDA Adjustments	129,048	132,740	669,196	150,706
Operating Adjusted EBITDA	$21,489	$59,091	$126,399	$274,576

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Preliminary Operating Revenues Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Total revenues	$201,375	$313,834	$838,597	$1,465,777
Operating revenues adjustments:
Trading loss (income)	6,781	10,120	57,007	(21,603)
Fair value adjustments on loans	66,238	31,398	325,498	(20,225)
Fixed income spread	4,339	8,250	21,300	29,165
Total revenues adjustments	77,358	49,768	403,805	(12,663)
Operating revenues	$278,733	$363,602	$1,242,402	$1,453,114

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Preliminary Total Investments and Net Debt

(Unaudited)

(Dollars in thousands)

	December 31,	December 31,
	2024	2023

Cash, cash equivalents, and restricted cash	$255,352	$224,565
Due from clearing brokers	30,713	51,334

Securities and other investments owned, at fair value	282,325	809,049
Securities sold not yet purchased	(5,675)	(8,601)
Loans receivable, at fair value	90,103	532,419
Loan participations sold	(6,000)	—
Other investments reported in prepaid and other assets	100,080	14,582
Noncontrolling interest	(28,217)	(23,480)
Total investments	432,616	1,323,969

Notes payable	28,021	19,391
Revolving credit facility	16,329	43,801
Term loans, net	199,429	625,151
Senior notes payable, net	1,530,561	1,668,021
Total debt	1,774,340	2,356,364

Net debt	$1,055,659	$756,496

www.brileyfin.com | NASDAQ: RILY	11

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Estimated Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations

(Unaudited)

(Dollars in thousands)

	Estimated Range
	Six Months Ended
	June 30, 2025
	Low	High
Net income available to common shareholders	$125,000	$145,000
Preferred stock dividends	—	—
Net income attributable to B. Riley Financial, Inc.	125,000	145,000
Income from discontinued operations net of income taxes	73,000	73,000
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(400)	(400)
Net income from continuing operations	52,400	72,400
Adjustments:
Net income attributable to noncontrolling interests	(400)	(400)
Provision for income taxes	(3,000)	—
Interest expense	55,600	56,000
Interest income	(2,000)	(2,000)
Share based payments	8,000	8,000
Depreciation and amortization	18,600	19,000
Restructuring charge	200	400
Net gain on extinguishment of loans and exchange of senior notes	(40,000)	(38,000)
Transactions related costs, gains on divestures, and other	(84,000)	(75,000)
Total EBITDA adjustments	(47,000)	(32,000)
Adjusted EBITDA	$5,400	$40,400

Operating EBITDA Adjustments:
Trading income	(8,000)	(12,000)
Fair value adjustments on loans	3,000	(7,000)
Realized and unrealized (gain) losses on investments	12,000	(4,000)
Fixed Income Spread	6,600	7,600
Other investment related expenses	1,000	1,000
Total Operating EBITDA Adjustments	14,600	(14,400)
Operating Adjusted EBITDA	$20,000	$26,000

www.brileyfin.com | NASDAQ: RILY	12

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Estimated Total Investments and Net Debt

(Unaudited)

(Dollars in thousands)

	Estimated Range
	June 30,
	2025
	Low	High
Cash, cash equivalents, and restricted cash	$268,000	$268,000
Due from clearing brokers	46,000	46,000

Securities and other investments owned, at fair value	231,000	251,000
Securities sold not yet purchased	(13,000)	(13,000)
Loans receivable, at fair value	51,000	60,000
Loan participations sold	(11,000)	(11,000)
Other investments reported in prepaid and other assets	82,000	83,000
Noncontrolling interest	(30,000)	(30,000)
Total investments	310,000	340,000

Revolving credit facility	12,000	12,000
Term loans, net	127,000	127,000
Senior notes payable, net	1,324,000	1,324,000
Total debt	1,463,000	1,463,000

Net debt	$839,000	$809,000

# # #

Contacts

Investors

ir@brileyfin.com

Media

press@bileyfin.com

www.brileyfin.com | NASDAQ: RILY	13